UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2013
Date of Report (Date of earliest event reported)

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

545 Eighth Ave Suite 401 New York, NY	10018
(Address of principal executive offices)	(Zip Code)

212-203-0310
Registrant’s telephone number, including area code

545 Eighth Avenue, Suite 401
New York, New York 10018
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

Effective on February 11 2013, the Board of Directors of Trilliant Exploration Corporation, a Nevada corporation (the "Company") accepted the resignation of William Robert Lieberman the President of the Company and Treasurer/Chief Financial Officer of the Company. Effective on February 11, 2013, the Board of Directors of the Company accepted the resignation of William Lieberman as the President/Chief Executive Officer, the Treasurer/Chief Financial Officer of the Company.

Effective on February 11, 2013, the Board of Directors of the Company accepted the consent of Eric Radtke to act as the President/Chief Executive Officer and Treasurer/Chief Financial Officer of the Company.

Mr. Radtke began his career in international sales and has spent most of the last fifteen years working extensively throughout the world. He has worked in Australia, West Africa, India, Sri Lanka and throughout Western Europe. Additionally, throughout Asia in countries such as Japan, China, Taiwan, Hong Kong, Thailand, Laos, Malaysia and Singapore. This experience runs from sales and marketing to manufacturing and production, quality operations, and project management and facilitation. He has worked and consulted to Fortune 500 companies across a wide variety of spectrums including Siemens Thailand where he was previously Head of Sales.

Mr. Radtke has a Bachelor of Science in Business Administration and International Business and a Bachelor of Arts in East Asian Languages and Cultures from the University of Kansas. He minored in Chinese and cross cultural negotiations and achieved certified proficiency in Mandarin Chinese from Peking University in Beijing, China. He is ITIL Masters certified, a certified ISO 9001 internal auditor, and well versed in managing SOX404 process audit projects. He speaks Mandarin and Thai fluently.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLIANT EXPLORATION CORPORATION

DATE: FEBRUARY 14, 2013	By:	/s/ Eric Radtke
Name: Eric Radtke
Title: President/Chief Executive Officer

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